Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL COMPLETES ACQUISITION

OF CCS BUSINESS FROM COMMSCOPE

Wallingford, Connecticut, January 12, 2026. Amphenol Corporation (NYSE: APH) today announced that it has completed its previously announced acquisition of CommScope’s (NASDAQ: COMM) Connectivity and Cable Solutions (CCS) business.

“The acquisition of the CCS business adds significant fiber optic interconnect capabilities for the IT datacom and communications networks markets as well as a diverse range of industrial interconnect products for the building infrastructure connectivity market,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “We are excited to welcome the approximately 20,000 talented CCS employees to the Amphenol family and look forward to further supporting our customers who are developing next-generation products in the IT datacom, communications networks and industrial markets around the world.”

Amphenol expects the CCS business to generate full-year 2026 sales of approximately $4.1 billion. Post closing, the acquisition is expected to be approximately $0.15 accretive to Amphenol’s 2026 diluted earnings per share, which excludes acquisition-related expenses. The CCS business will be included in the Communications Solutions Segment.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices. For more information, visit www.amphenol.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding expected full year 2026 sales related to CCS as well as expected 2026 earnings per share accretion related to the CCS acquisition, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, unanticipated difficulties relating to the CCS acquisition, the response of business partners and competitors to the announcement of the closing of the transaction, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the closing of the CCS acquisition. In addition, any forward-looking statements we make should be evaluated together with the many uncertainties that affect Amphenol’s business, particularly those identified in the risk factor discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These or other uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time) may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com